PRESIDENT AND CEO ANDREW JETTER
Annual Management Conference | April 19, 2012

It is my pleasure to welcome you to our 2012 Management Conference. We have an excellent conference scheduled for you: great speakers, great activities and most importantly a wonderful opportunity for you to connect with your peers. As you have heard me say before, I can take little credit for the high quality of the conference other than to appreciate my good fortune in working with so many outstanding people. So let me thank all of the staff who worked so hard to put on this educational, interesting and fun conference. Great job! Thank you!

My main reason for talking to you today is to give you an update on your Federal Home Loan Bank. You are both our customers and our owners. We exist to provide services to you and we measure our performance based on how well we serve you. There is no confusion among the staff of FHLB Topeka as to who we are in business to serve.

Before I get into specifics on FHLB Topeka, I want to thank you for having elected an outstanding board of directors. They provide diligent oversight to the FHLB’s strategies, policies and activities. Most importantly, they are your voice to management, letting us know what is and what is not important to the membership. We have seven directors in attendance today. Let me introduce them to you.

From Colorado:

Mike Berryhill – Fort Morgan

Mark O’Connor – Lakewood

From Kansas:

Neil McKay –Topeka

Mark Schifferdecker – Girard

From Nebraska:

Harley Bergmeyer – Wilbur

Mike Jacobson – North Platte

From Oklahoma:

Bridge Cox – Ardmore

We have two directors who will be term limited at the end of the year and will have to go off the board. They are both long-term directors who are well respected and who share responsibility with your management team for the Bank’s long run of success. Ron Wente has chaired the board of directors of the Federal Home Loan Bank of Topeka during my entire 10-year tenure as CEO. Ron is a dynamic leader and has been a good friend and mentor over the years. Unfortunately Ron was not able to attend this meeting. Our other term-limited director is Mike Berryhill. Mike has also been on the board my entire tenure. Mike is our long-time Audit Committee chair. As a public company with extensive SEC filings, you truly need a special person to serve as Audit Committee chair. Mike has the patience, experience and knowledge to provide the careful examination and review you need from an Audit Committee chair. Both of these gentlemen are outstanding people and a pleasure to know and be around. Thank you Ron and Mike for your friendship, guidance and service.

Again, I encourage all of you to share your thoughts about FHLB Topeka with our directors. They represent you and would love to hear from you.

So how is the Federal Home Loan Bank of Topeka doing? I’m proud to report to you that FHLB Topeka had another outstanding year in 2011. While advances were down, and the economy had many challenges, the bank performed at a high level.

We use a number of metrics to evaluate our performance from both a historical perspective and relative to the other Federal Home Loan Banks. A key metric we evaluate ourselves against is profitability. However, we make some adjustments to our GAAP numbers in order to try to isolate the core operations of the bank, something we generally refer to as adjusted income. Our primary focus is to make decisions that drive our profitability over the long run. In other words, we are focused on both long-term results and short-term results. Let me review the types of adjustments we make to GAAP income to give you a better understanding of how we set goals to drive long-term performance.

The first adjustment we make in adjusting GAAP income is to remove the impact of derivatives accounting. Derivatives accounting essentially requires us to carry derivatives on our balance sheet at current market values and reflect any changes in market values from period to period in the income statement. However, our intent and ability is to hold these derivatives to maturity and therefore we find it makes more sense for purposes of our adjusted income to amortize derivatives over the time period we intend to hold them. Left unadjusted, derivatives accounting for FHLBank Topeka drives short-term volatility into our reported financial performance that will net out over the course of a few years. That is why looking at one year of GAAP income isn’t necessarily a good indication of what we will likely see in the future.

Second, we remove what we would term nonrecurring items. Again, these are items that we don’t believe are representative of the future performance of the bank. Probably the best example of these types of items are prepayment fees. These are fees charged when you pay off an advance taken out at a rate that is now above current rates. The prepayment fee essentially puts the FHLB in the same place it would have been had the advance not been prepaid. The fee offsets any cost associated with unwinding instruments used to fund or hedge the advance and effectively brings future years’ income into the current year. It represents real income to the bottom line. However, from a long-term perspective, does that additional income indicate that the core income generating capacity of the bank has increased? I’d suggest just the opposite. The receipt of prepayment fee income is related to a drop in advances and therefore indicates lower income going forward. So we remove the impact of prepayment fees in calculating adjusted income in order to better evaluate current performance.

And finally, we make adjustments to compensate for the amount of excess Class A stock outstanding. Now this gets a little complicated, so please bear with me as I review our approach to excess stock, especially to the extent it differs from what you might see at other Federal Home Loan Banks.

Some Federal Home Loan Banks routinely redeem all excess stock. As we developed our capital plan at Topeka, we wanted to find a better way of balancing a member’s interest in keeping their stock and our need to prudently manage the financial affairs of the Federal Home Loan Bank. For a variety of reasons, some members want to keep their stock outstanding, while others have no problem with the stock being redeemed. So we created a structure where, in most circumstances, we leave in your hands the decision to redeem or not redeem. There are some limits in terms of how much capital stock we are comfortable having outstanding. A very clear line is the Federal Housing Finance Agency regulation that provides a Federal Home Loan Bank is not permitted to pay a stock dividend if its excess stock outstanding after the dividend will exceed one percent of assets. We think that there are certain advantages to stock dividends that benefit most of our members and we seek to continue to pay stock dividends by keeping excess stock below one percent of assets.

A second, somewhat more obscure consideration is our ability to deploy the proceeds derived from or supported by excess stock. Because you can ask to redeem that stock at any time, and we believe it is important for us to have the ability to redeem that excess stock at any time, we don’t think it would be prudent to support long-term assets with excess stock. This generally leaves short-term, money market type investments as our only available investment option. Our appetite for this type of investment, beyond what is needed to provide the appropriate amount of liquidity to operate the bank, is limited by political considerations. In other words, we are sensitive to being perceived as using our GSE status to leverage an investment portfolio solely for the reason of enhancing our income.

So how do we manage excess stock if we don’t want to do mandatory redemptions? Up until this last interest rate cycle, the preferred mechanism for keeping excess stock at the desired level was to reduce the dividend on Class A stock until sufficient members expressed, through redemption requests, a lack of interest in continuing to hold the excess stock. In this interest rate environment, it’s a little difficult to induce members to redeem excess stock through the level at which we set the dividend on Class A stock. The net result is that we have had to resort to mandatory redemptions and will likely need to do so again as we consider changes in our capital plan.

Bottom line, we allow excess stock to remain outstanding because: (1) it benefits the members who choose to keep the stock outstanding (if it wasn’t in their interest to do so, they would just ask to have the stock redeemed); and (2) it benefits Class B stockholders assuming the dividends paid on the excess Class A stock are less than the earnings the FHLB generates from that capital stock. Although leaving the excess Class A stock outstanding benefits both the holders of that stock as well as the Class B stockholders, from a return on equity perspective, leaving excess Class A stock outstanding reduces our return-on-equity and makes the FHLB appear to be less profitable. So we adjust our numbers to remove the impact of excess Class A stock on our profitability. The adjustment involves removing the excess Class A stock from our capital base when calculating return on equity as well as removing the income generated from the stock.

After we take into account all of these adjustments, we evaluate our profitability. And after making the same types of adjustments for the other banks in the System, I’m pleased to report that FHLBank Topeka was the most profitable bank in the System in 2011. This is a metric we are very proud of and believe it ultimately drives value for you through dividends and increased retained earnings.

Another metric we look at is something we call total return. We add the dividends paid over a three-year time period and add the increase in retained earnings from the beginning to the end of the three-year period, and divide that number by the average capital outstanding. Given this longer period, we don’t make any of the adjustments discussed earlier. And the result? I’m again pleased to report that we also had the highest total return for the 2009 to 2011 period. Our strong earnings have allowed us to pay Class B dividends over the past three quarters of 3.5 percent. I’d challenge you to find a similar return in the market for an asset that has no price volatility.

While we are very proud of our superior ability to generate income, we are just as proud for having one of the lowest risk profiles in the System. I’m referring to our residual risk which takes into account how we manage risk. Interest rate risk is generally the most significant risk that a Federal Home Loan Bank manages. Because of the level of options we currently hold, where we own and have the right to exercise the option, risk metrics at the end of 2011 indicated our market value of equity would be higher than in the base case, both in a scenario where rates go up and where they go down. This is an impressive result and definitely unusual in the Federal Home Loan Bank System. We have the second highest market value of equity compared to total capital stock outstanding among the Home Loan Banks. Our portfolio of private label MBS is well seasoned and has performed admirably with relatively minor losses. Overall, we feel risk is managed to a very low level at the FHLB, which seems impressive given our continued demonstration of above average profitability. Even the downgrade in the ratings of the US Government during 2011 that resulted in a downgrade of our rating did not adversely impact our profitability during the year.

It is true that advances have fallen during the year. But this is another testament to the low risk profile of the Federal Home Loan Bank. Being a cooperative, our capital balances adjust to changes in our advance balances. As members pay down advances, they also redeem capital. This allows the bank to respond to the decline in assets through a reduction in capital, adjust our balance sheet appropriately, and still generate superior returns to our members.

Speaking of advances, I appreciate that many of you are drowning in liquidity and borrowing funds from your Federal Home Loan Bank isn’t high on your priority list. However, I’d ask you to consider a couple of important points as you think about managing your balance sheet and plan for the future.

First, interest rates are at historical lows. This presents an opportunity to lock in long-term funding at very favorable rates. Home Loan Bank advances are flexible and can be tailored to meet your specific needs. It’s also a great time to lock in some optionality in your favor. A significant contributor to our profitability over the last few years has been the use of callable debt to fund our long-term, fixed-rate mortgage assets. This has provided us the opportunity to call and reissue debt as rates have declined, while at the same time ensuring that we have locked in long term funding costs at very favorable rates. You can utilize this same strategy by taking down long-term advances that also give you the ability to prepay without penalty. Just as rates are relatively low today, the cost of taking down options is also at low levels.

The second reason I suggest you take a second look at advances are our dividend levels. Our strong income has provided us the opportunity to both pay relatively high dividends compared to current market rates as well as build our retained earnings. We look at these above-market Class B dividends as a patronage dividend, a way to benefit the users of our services. If you factor into your borrowing cost the amount dividends on Class B stock exceed short-term rates today, your real borrowing cost is arguably reduced by something like 15 basis points. Given the overall level of advance rates today, this results in the opportunity to borrow some really cheap money.

We believe in the concept of returning the benefit of a well run, profitable bank to you through the use of a patronage dividend. I wanted to share with you discussions currently taking place between management and our board of directors on possible changes to our current capital structure. Today, we have a membership stock requirement of 2/10ths of one percent of assets with a cap of $1 million. This membership requirement must be met through ownership of Class A stock, stock which as just discussed pays a significantly lower dividend than the dividend on Class B stock. And as just discussed, we felt it appropriate that Class A stock pays a lower dividend because those shares don’t relate to business the member is doing with the Federal Home Loan Bank. But our current capital plan provides that Class A stock required for membership satisfies the stock requirement for advances and you only need to buy Class B stock if advances exceed the level supported by the Class A stock required for membership. Unfortunately, allowing Class A stock to support advances works against the patronage dividend concept and results in a member only getting the lower Class A stock dividend even in a situation where all of that Class A stock is being used to support advances.

In response, we are discussing two potential actions with the board of directors. The first step is to reduce the membership requirement. Under the terms of our capital plan, we can reduce the membership requirement to half of its present level. This means we can reduce the membership requirement from its current 2/10 of a percent of assets to 1/10 of a percent of assets and the cap from the current $1 million to $500,000. Making that change will result in a couple of things. To the extent that some of the Class A stock was supporting advances but is no longer required because of the reduction in the membership requirement, the member will need to convert sufficient Class A stock into Class B stock to meet its activity stock requirement. The member benefits as it will be receiving the higher dividend rate associated with Class B stock.

For the excess Class A stock that isn’t needed to support advances, we will likely redeem a significant portion of that stock. This will help us offset some of the relative capital buildup that has come from declining asset levels coupled with increased retained earnings. I’d note that the Federal Home Loan Bank System fully completed the repayment of the REFCorp obligation in 2011 and the money that was going to REFCorp is now building the capital of the Federal Home Loan Banks by being deposited into a restricted retained earnings account. This makes each Home Loan Bank stronger and therefore makes the overall Home Loan Bank System stronger. Taking steps to reduce member capital stock outstanding as retained earnings builds decreases the overall risk profile of the Federal Home Loan Bank as reflected in a higher market value of equity to capital stock ratio and also enhances our ability to pay higher dividends to members going forward.

Assuming the board goes forward with this initiative, the next step is to consider changing our capital plan such that required membership stock does not support advances at all. In other words, change the capital plan such that only Class B stock supports advances and MPF activities. This will result in a pure patronage dividend situation where all advances are supported solely by Class B stock and therefore receive the higher dividend. The average dividend rate paid on all FHLB Topeka stock will increase as Class A stock gets replaced with Class B stock.

Before I leave the topic of FHLB Topeka, I want to make a few comments about our MPF Program. This has proven to be an outstanding product. We are experiencing large volumes being sold into the program as well as more members signing up to be participating financial institutions or PFIs. Members are excited about the program because it allows them to sell on favorable terms while also getting paid for their underwriting expertise. The size of our MPF portfolio has grown significantly over the last few years and has been a major contributor to our strong profitability numbers. In other words, MPF has been a big win-win for both the members and the Federal Home Loan Bank of Topeka.

While we appreciate the credit quality of MPF mortgages and acknowledge our ability to confidently fund fixed rate mortgages through our use of callable debt, we also recognize we only want fixed rate mortgages to make up so much of our balance sheet. So we are actively evaluating different strategies to address the growth of our MPF portfolio. One of those strategies is to offer MPF Xtra, a service in which we effectively aggregate mortgages to be sold to Fannie Mae. We are also engaged in negotiations with other Federal Home Loan Banks where they would participate in our future production. And finally, we continue to evaluate selling some of our MPF production as we did last year. However, our overriding objective is to continue to make the MPF Program available to you and generally keep these balance sheet management efforts invisible to you. We continue to believe the MPF Program is a superior “skin-in-the-game” mortgage origination model that provides enormous benefits to both member community banks and FHLB Topeka.

And let me also comment relative to MPF that we continue to be focused on getting risk based capital treatment changed to be more favorable to you. Today, the risk-based capital treatment of the credit enhancement is significantly different depending on whether you ever owned the mortgage. This is despite the fact that the nature of the credit enhancement is exactly the same. We are optimistic about getting this addressed in the future and feel confident that eventually your risk-based capital requirement will be appropriate for the level of risk your credit enhancement represents.

Now, just in case I wasn’t clear before, the overall performance of your Federal Home Loan Bank is outstanding and I am proud to be a part of such a great organization.

Finally, let me comment briefly on the Federal Home Loan Bank System and GSE reform.

The Federal Home Loan Bank System continues to grow in strength. As I mentioned earlier, the System repaid the REFCorp obligation in 2011 and the money is now flowing into restricted retained earnings accounts at each of the banks. The buildup of retained earnings across the System has been impressive. And this has occurred at the same time a significant amount of OTTI losses were working their way through the income statements of many of the Federal Home Loan Banks. I feel very confident in the future of the FHLB System.

Last year, I traveled to Europe to assist representatives of the Office of Finance, our fiscal agent, in meeting with central banks and other large investors in System debt. In a couple of weeks I will head to Brazil, Columbia, Mexico and Peru to do more marketing. I enjoy these trips, but not because of the leisurely travel. We cover significant distances in a relatively short amount of time and it can be exhausting. But the nice thing is we have a great story to tell. The Federal Home Loan Bank is safe and secure and meeting its public purpose. We have much to be proud of and I enjoy talking about the success and strength of the System.

That leads me to close on the topic of GSE Reform. The Federal Home Loan Banks have a very compelling story to tell. They have come through the financial crisis in good shape. While many of the Federal Home Loan Banks took significant hits, there is a strong resiliency in the System that is ultimately derived from the strength of our members. The Federal Home Loan Banks were the first up to the plate when the financial system was desperate for liquidity and it was really the Federal Home Loan Banks that kept the banking system working until the US Government and the Federal Reserve were finally able to engage.

In short, the Federal Home Loan Banks have an impressive record to share. We are the GSE that worked. We are the GSE that needed no bailout from the US Government. We are the GSE who proved that it could come to the aid of the banking system while coping with the same fallout that took down other financial institutions. I see us coming to the GSE reform table from a position of strength and a track record that is nothing less than impressive. And rest assured we are working hard to ensure that every member of Congress knows and appreciates our story. We are fortunate to have Congresswoman Lynn Jenkins joining us for some brief comments tomorrow morning at 7:45 a.m. We also have several Congressional staffers in attendance from the offices of Senator Moran, Senator Roberts, Congresswoman Jenkins and Congressman Yoder. We truly appreciate their taking the time out of their busy schedules to be here.

That doesn’t mean we don’t need to be vigilant. We all know that strange things happen when Congress starts the sausage making process. We don’t want to take anything for granted. However, we also need to recognize when we have a great story to tell and that we can be a significant part of the solution. We are not part of the problem that created the whole mess. I believe we will have opportunities to engage Congress and the Administration and explore how we can more effectively serve our members and the country. Today, we are engaged in an active dialogue across the Federal Home Loan Bank System to reach consensus on what GSE reform means to the System and how the System should engage with GSE reform to meet the goal of enhancing the value of the System to our members.

This process will be an inclusive one and I’m sure you will have plenty of opportunity to be involved in this discussion. We will work closely with national and local trade organizations and reach out for input from our members. Your representatives serve on our board of directors. Working together, we have the power to accomplish great things and I’m excited about the important role we can and will play in the future.

Again, thank you so much for your business and your support. Thank you for coming out to the conference this year. And please don’t hesitate to let us know how we are doing.

Forward Looking Statements

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “believe,” “will,” “likely,” “continue” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.